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                                                                    EXHIBIT 23.1
                                           Consent of PricewaterhouseCoopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Multimedia Games, Inc., on Form S-8 (File No. 333-23123) and Form S-3 (File Nos. 333-16729; 333-28367; and 333-36319) of our report dated December 4, 1998, on our audits of the consolidated financial statements of Multimedia Games, Inc. and subsidiaries as of September 30, 1998 and for each of the two years in the period ended September 30, 1998, which report is included in this Annual Report on Form 10-KSB.

COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
December 23, 1998